UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): November 13, 2015
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
2500 Bee Cave Road, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On November 13, 2015, the Compensation Committee of the Board of Directors approved “Retention Bonus” awards to the Company’s Executive Officers. These Retention Bonus awards accompany retention bonuses that will also be paid to other key employees. In approving such awards, the Compensation Committee recognized that the Company’s fiscal 2015 performance would not generate any payout under the previously-approved Fiscal 2105 Incentive Compensation Plan. Nevertheless, the Compensation Committee considered the need to provide appropriate compensation opportunities in order to attract and retain high performing executives and other key employees who are critical to the Company’s future success.

The following table sets forth the amounts of the Retention Bonuses that were approved for each of the current Named Executive Officers, as well as each of the other Executive Officers who are expected to be Named Executive Officers in fiscal 2016.

Name and Title	Retention Bonus (1)
Stuart I. Grimshaw Chief Executive Officer	$1,250,000
Lachlan P. Given Executive Chairman	$450,000
Mark Ashby (2) Chief Financial Officer	$122,750
Jodie Maccarrone Chief Strategy Officer and Vice Chair, Grupo Finmart	$200,000
Thomas H. Welch, Jr. Senior Vice President, General Counsel and Secretary	$153,750

(1)	In each case, the amount of the Retention Bonus is equal to 50% of the target payout that would have been paid under the Fiscal 2015 Incentive Bonus Plan.

(2)	Mr. Ashby’s Retention Bonus is prorated to reflect the number of days he was employed by the Company during fiscal 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: November 19, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary